UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32337

Delaware	68-0589190
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Flower Street
Glendale, CA 91201
(Address of principal executive offices, including zip code)

(818) 695-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the completion of the Merger (as defined below), on August 22, 2016, DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), initiated the payment in full of all amounts owing under the Amended and Restated Credit Agreement, dated as of February 20, 2015 (as amended, the “Credit Agreement”), among the Company, the several lenders and L/C Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer. The Credit Agreement and all commitments to extend further credit under the Credit Agreement will terminate upon receipt of such payment.

In connection with the completion of the Merger (as defined below), on August 22, 2016, the Company provided a notice of redemption for $300 million aggregate principal amount of its outstanding 6.875% Senior Notes due 2020 (the “Notes”), representing all of the Company’s outstanding Notes. The Notes will be redeemed on September 21, 2016 (the “Redemption Date”) at a redemption price of 105.156% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 22, 2016, the Company completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among the Company, Comcast Corporation, a Pennsylvania corporation (“Parent”), and Comcast Paris NewCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), and Class B common stock, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, “Company common stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or any of its subsidiaries, Parent, Merger Sub or any other subsidiary of Parent) was converted into the right to receive $41.00 in cash, without interest, and less any applicable withholding taxes (the “Merger Consideration”).

The aggregate Merger Consideration paid by Parent was approximately $3.8 billion, without giving effect to related transaction fees and expenses. Parent funded the aggregate Merger Consideration through cash on hand.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

A copy of the joint press release of the Company and Parent announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2016, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Class A common stock on NASDAQ be suspended and the listing of the Class A common stock on NASDAQ be removed, in each case, after market close on August 22, 2016. In addition, the Company requested that, upon consummation of the Merger, NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Class A common stock shares from NASDAQ and to deregister the Class A common stock shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”). The Company intends to file with the SEC a certification on Form 15 to request that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement, each Company option and each Company stock appreciation right outstanding immediately prior to the Effective Time, whether or not then vested and exercisable, was cancelled at the Effective Time and converted into the right to receive, for each share of Company common stock subject to such stock option or stock appreciation right, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option or stock appreciation right.  Each Company restricted stock unit and each Company performance restricted stock unit outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration multiplied by the number of shares of Company common stock subject to such restricted stock unit or performance restricted stock unit (assuming in the case of performance restricted stock units, that applicable performance conditions were deemed to be achieved at the greater of target and actual performance). Each Company restricted share outstanding immediately prior to the Effective Time became fully vested at the Effective Time and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.

The foregoing description of the rights of holders of equity-based and incentive awards under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

A change in control of the Company occurred on August 22, 2016, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, Jeffrey Katzenberg ceased serving as the Company’s Chief Executive Officer and became a consultant to Parent. As of the Effective Time, pursuant to the terms of the Merger Agreement, Ann Daly ceased to be President, Fazal Merchant ceased to be Chief Financial Officer, Steven Adams ceased to be Chief Accounting Officer and Andrew Chang ceased to be General Counsel and Corporate Secretary of the Company. At the Effective Time, Brian L. Roberts became Chairman, Michael J. Cavanagh became Senior Executive Vice President and Lawrence J. Salva became Executive Vice President of the Company.

As of the Effective Time, pursuant to the terms of the Merger Agreement, each of the Company’s directors immediately prior to the Effective Time (Jeffrey Katzenberg, Mellody Hobson, Harry “Skip” Brittenham, Thomas E. Freston, Michael Montgomery, Lucian Grainge, Jason Kilar and Mary Agnes “Maggie” Wilderotter) ceased to be directors of the Company, and Kimberley D. Harris and Anand Kini became directors of the Company.

On August 19, 2016, in connection with the consummation of the Merger, the Board of Directors of the Company approved the termination of the Company 2010 Employee Stock Purchase Plan, which termination became effective upon the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, each as in effect immediately prior to the Effective Time, were each amended and restated in their entirety.

Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among DreamWorks Animation SKG, Inc., Comcast Corporation and Comcast Paris NewCo, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on 8-K filed by DreamWorks Animation SKG, Inc. on April 28, 2016).

3.1	Amended and Restated Certificate of Incorporation of DreamWorks Animation SKG, Inc., adopted August 22, 2016.

3.2	Amended and Restated Bylaws of DreamWorks Animation SKG, Inc., adopted August 22, 2016.

99.1	Joint Press Release of DreamWorks Animation SKG, Inc. and Comcast Corporation, dated August 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: August 22, 2016	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among DreamWorks Animation SKG, Inc., Comcast Corporation and Comcast Paris NewCo, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on 8-K filed by DreamWorks Animation SKG, Inc. on April 28, 2016).
3.1	Amended and Restated Certificate of Incorporation of DreamWorks Animation SKG, Inc., adopted August 22, 2016.
3.2	Amended and Restated Bylaws of DreamWorks Animation SKG, Inc., adopted August 22, 2016.
99.1	Joint Press Release of DreamWorks Animation SKG, Inc. and Comcast Corporation, dated August 22, 2016.